UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2013

ClearOne, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

Utah	001-33660	87-0398877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 24, 2013, ClearOne, Inc. issued a press release announcing its financial results for the nine months ended September 30, 2013. The full text of the press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 24, 2013 titled “ClearOne Reports 2013 Third Quarter Financial Results”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ClearOne, Inc., (Registrant)

October 24, 2013	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu Chief Executive Officer (Principal Executive Officer)

Contact:
Brent Johnson
Investor Relations
801-303-3577
brent.johnson@clearone.com

ClearOne Reports 2013 Third-Quarter Financial Results

New Professional Product Sales Boost Company to Record Third-Quarter Revenues
SALT LAKE CITY, UTAH - October 24, 2013 - ClearOne (NASDAQ: CLRO) today reported its financial results for the third quarter ended September 30, 2013. Record results mark the fifth consecutive quarter of year-over-year revenue growth.
For the 2013 third quarter, revenue increased by 7% to $12.4 million, compared with $11.6 million for the third quarter of 2012. Gross profit was $7.4 million, or 60% of revenue, compared with $6.7 million, or 58% of revenue, for the third quarter of 2012. Non-GAAP operating income increased by 24% to $2.3 million from $1.9 million for the 2012 third quarter. Non-GAAP net income grew 36% to $1.7 million, or $0.18 per diluted share, from $1.2 million, or $0.13 per diluted share, last year. Non-GAAP adjusted EBITDA for the 2013 third quarter increased 24% to $2.6 million, or $0.28 per diluted share, from $2.1 million, or $0.23 per diluted share, a year ago.
For the nine months ended September 30, 2013, revenue rose by 6% to $35.4 million from $33.4 million for the same period in 2012. Gross profit was $21.3 million, or 60% of revenue, compared with $19.9 million, or 60% of revenue, for nine months ended September 30, 2012. Non-GAAP operating income for the nine months ended September 30, 2013 increased by 23% to $5.5 million from $4.5 million for the nine months ended September 30, 2012. Non-GAAP net income for the 2013 year-to-date period grew 41% to $3.9 million, or $0.41 per diluted share, from $2.8 million or $0.30 per diluted share, last year. Non-GAAP adjusted EBITDA increased 21% to $6.2 million, or $0.66 per diluted share, from $5.2 million, or $0.56 per diluted share, for the corresponding period a year ago.

Cash, cash equivalents and investments totaled $43.6 million at September 30, 2013, down from $55.5 million on December 31, 2012. This includes the final net amount retained from the December 2012, $45 million favorable settlement relating to auction-rate securities, after paying $13.8 million of associated income taxes and $6.75 million in attorneys' fees. The cash balance also includes $272,000 successfully recovered from money held in escrow related to the VCON acquisition.

The company continues to take a calculated approach to evaluating its options, consistent with the company’s strategy, to use this capital to maximize value to shareholders. This quarter, ClearOne advanced its stock repurchase plan, acquiring 144,000 shares, bringing the 2013 total repurchase amount to approximately $2.2 million against an allocation of $10 million.

“Despite the negative impact of continued macroeconomic weakness in EMEA and the U.S. Government sequestration, we posted strong results, thanks to our outstanding performance in North America and Asia Pacific,” said Zee Hakimoglu, President, Chief Executive Officer and Chairman of ClearOne. “This strong performance is a testament to our core strategy, which relies on a strategically-built portfolio of innovative products."

“This quarter, our suite of microphone products released during the last 12 months contributed significantly to the company’s growth, including ClearOne’s game-changing Beamforming Microphone Array,” Hakimoglu added. “We expect to see additional new product growth in coming quarters from our new video systems, which will begin shipping in the late fourth quarter.”

Non-GAAP Financial Measures
ClearOne provides non-GAAP financial information in the form of Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided in the tables below containing the reconciliation between GAAP and Non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of Non-GAAP net income to GAAP net income is included with this news release.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for audio and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, scalability and reliability. More information about the company can be found at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including acquisitions or investments the company may make to fuel growth, the purchase of common stock under the company's stock repurchase program and any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

# # #
http://investors.clearone.com

CLEARONE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of September 30, 2013	As of December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$18,190	$55,509
Marketable securities	2,017	—
Receivables, net of allowance for doubtful accounts of $94 and $60, respectively	8,442	8,388
Inventories, net	12,442	10,873
Deferred income taxes	3,148	3,148
Prepaid expenses and other assets	1,673	1,369
Total current assets	45,912	79,287
Long-term inventories, net	1,120	1,955
Long-term marketable securities	23,359	—
Property and equipment, net	2,006	1,708
Intangibles, net	3,854	4,258
Goodwill	3,472	3,472
Deferred income taxes	1,195	1,195
Other assets	77	64
Total assets	$80,995	$91,939
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,632	$2,302
Accrued liabilities	2,305	2,143
Income taxes payable	—	14,782
Deferred product revenue	4,105	3,593
Total current liabilities	10,042	22,820
Deferred rent	326	422
Other long-term liabilities	2,029	2,029
Total liabilities	12,397	25,271
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,004,901 and 9,163,462 shares issued and outstanding	9	9
Additional paid-in capital	38,955	40,430
Accumulated other comprehensive loss	(33)	—
Retained earnings	29,667	26,229
Total shareholders' equity	68,598	66,668
Total liabilities and shareholders' equity	$80,995	$91,939

CLEARONE, INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands, except per share values)

	Quarter ended Sept 30,		Nine months ended Sept 30,
	2013	2012	2013	2012
Revenue	$12,366	$11,573	$35,362	$33,382
Cost of goods sold	4,921	4,856	14,054	13,464
Gross profit	7,445	6,717	21,308	19,918

Operating expenses:
Sales and marketing	2,220	1,821	6,575	6,209
Research and product development	1,788	1,959	5,497	5,996
General and administrative	1,405	1,470	4,639	4,561
Proceeds from litigation, net	(272)	—	(272)	(250)
Total operating expenses	5,141	5,250	16,439	16,516

Operating income	2,304	1,467	4,869	3,402
Other income (expense), net	85	29	117	40
Income before income taxes	2,389	1,496	4,986	3,442
Provision for income taxes	726	492	1,548	1,310
Net income	$1,663	$1,004	$3,438	$2,132

Basic earnings per common share	$0.18	$0.11	$0.38	$0.23
Diluted earnings per common share	$0.18	$0.11	$0.36	$0.23

Basic weighted average shares outstanding	9,027,764	9,113,713	9,090,903	9,106,455
Diluted weighted average shares outstanding	9,406,941	9,193,574	9,485,808	9,219,161

Comprehensive income:
Net income	$1,663	$1,004	$3,438	$2,132
Unrealized gain (loss) on available-for-sale securities, net of tax	55	—	(33)	—
Comprehensive income	$1,718	$1,004	$3,405	$2,132

CLEARONE, INC
UNAUDITED NON-GAAP NET INCOME AND RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Dollars in thousands, except per share values)

	Quarter ended Sept 30,		Nine months ended Sept 30,
	2013	2012	2013	2012
Revenue	$12,366	$11,573	$35,362	$33,382
Cost of goods sold	4,919	4,854	14,048	13,461
Gross profit	7,447	6,719	21,314	19,921

Operating expenses:
Sales and marketing	2,199	1,806	6,520	6,164
Research and product development	1,774	1,950	5,459	5,970
General and administrative	1,145	1,079	3,812	3,285
Proceeds from litigation	—	—	—	—
Total operating expenses	5,118	4,835	15,791	15,419

Operating income	2,329	1,884	5,523	4,502
Other income (expense), net	85	29	117	40
Income before income taxes	2,414	1,913	5,640	4,542
Provision for income taxes	730	673	1,751	1,791
Non-GAAP Net income	$1,684	$1,240	$3,889	$2,751

Basic earnings per common share	$0.19	$0.14	$0.43	$0.30
Diluted earnings per common share	$0.18	$0.13	$0.41	$0.30

Basic weighted average shares outstanding	9,027,764	9,113,713	9,090,903	9,106,455
Diluted weighted average shares outstanding	9,406,941	9,193,574	9,485,808	9,219,161

GAAP Net Income	$1,663	$1,004	$3,438	$2,132
Adjustments:
Share-based compensation	79	65	205	176
Amortization of purchased intangibles	143	146	404	377
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	50	162	234	526
Acquisition related expenses	25	44	83	271
Proceeds from litigation	(272)	—	(272)	(250)
Total of adjustments before taxes	25	417	654	1,100
Income taxes affected by the above adjustments	4	181	203	481
Total adjustments	21	236	451	619

Non-GAAP Net Income	$1,684	$1,240	$3,889	$2,751

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share values)

	Quarter ended Sept 30,		Nine months ended Sept 30,
	2013	2012	2013	2012
GAAP net income	$1,663	$1,004	$3,438	$2,132
Adjustments:
Provision for income taxes	726	492	1,548	1,310
Depreciation and amortization	337	337	983	991
Non-GAAP EBITDA	2,726	1,833	5,969	4,433
Proceeds from litigation, net of legal expenses and special bonus to officers	(272)	—	(272)	(250)
Share-based compensation	79	65	205	176
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	50	162	234	526
Acquisition related expenses	25	44	83	271
Non-GAAP Adjusted EBITDA	$2,608	$2,104	$6,219	$5,156

Basic weighted average shares outstanding	9,027,764	9,113,713	9,090,903	9,106,455
Diluted weighted average shares outstanding	9,406,941	9,193,574	9,485,808	9,219,161

Basic Non-GAAP Adjusted EBITDA per common share	$0.29	$0.23	$0.68	$0.57
Diluted Non-GAAP Adjusted EBITDA per common share	$0.28	$0.23	$0.66	$0.56